Exhibit 99.1

NEWS RELEASE

Cambrex Releases Selected Preliminary Third Quarter 2019 Financial Results

East Rutherford, NJ - October 24, 2019 - Cambrex Corporation (NYSE: CBM), the leading small molecule company providing drug substance, drug product and analytical services across the entire drug lifecycle, today announced that in connection with the debt portion of the financing for the pending acquisition by an affiliate of the Permira Funds, they are making the following third quarter 2019 preliminary unaudited financial information available to prospective lenders.

CAMBREX CORPORATION

For the Three Months Ended September 30, 2019 and 2018

(in thousands, unaudited)

	Three Months Ended September 30,
	2019	2018
Net Revenue by Segment
Drug Substance	$103,584	$94,062
Drug Product	22,464	5,154
Early Stage Development & Testing	22,515	5,402

Total Net Revenue	$148,563	$104,618

Operating Profit	$17,460	$6,632

Consolidated Capital Expenditures	$10,444	$10,812

Reconciliation of GAAP to Non-GAAP Results

For the Three Months Ended September 30, 2019 and 2018

(in thousands, unaudited)

Operating Profit	$17,460	$6,632
Depreciation and Amortization	14,963	9,184

EBITDA	32,423	15,816
Merger, Acquisition and Integration Expenses	4,431	7,388

Adjusted EBITDA	$36,854	$23,204

CAMBREX CORPORATION

For the Nine Months Ended September 30, 2019 and 2018

(in thousands, unaudited)

	Nine Months Ended September 30,
	2019	2018
Net Revenue by Segment
Drug Substance	$344,612	$376,657
Drug Product	71,306	5,154
Early Stage Development & Testing	68,951	15,950

Total Net Revenue	$484,869	$397,761

Operating Profit	$70,677	$81,665

Consolidated Capital Expenditures	$45,532	$43,545

Reconciliation of GAAP to Non-GAAP Results

For the Nine Months Ended September 30, 2019 and 2018

(in thousands, unaudited)

Operating Profit	$70,677	$81,665
Depreciation and Amortization	43,943	24,203

EBITDA	114,620	105,868
Merger, Acquisition and Integration Expenses	11,049	7,727

Adjusted EBITDA	$125,669	$113,595

The financial results presented above are unaudited and preliminary estimates that (i) represent the most current information available to management as of the date of this press release, (ii) are subject to completion of financial closing and procedures that could result in significant changes to the estimated amounts, and (iii) do not present all information necessary for an understanding of Cambrex’s financial condition as of, and its results of operations for the quarter ended, September 30, 2019. Accordingly, undue reliance should not be placed on such preliminary estimates.

Use of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures (“non-GAAP financial measures”). Other companies may have different definitions of these non-GAAP financial measures, and as a result they may not be comparable with non-GAAP financial measures provided by other companies.

EBITDA and Adjusted EBITDA should not be considered alternatives to measurements required by U.S. GAAP, such as Operating profit, and should not be considered a measure of Cambrex’s liquidity.

Cambrex uses these non-GAAP financial measures, among several other metrics, to assess and analyze its operational results and trends. Cambrex also believes these measures are useful to investors because they are common operating performance metrics as well as metrics routinely used to assess potential enterprise value. Cambrex has provided a reconciliation of U.S. GAAP amounts to non-GAAP amounts within this press release.

About Cambrex

Cambrex is the leading small molecule company that provides drug substance, drug product and analytical services across the entire drug lifecycle. The company provides customers with an end-to-end partnership for the research, development and manufacture of small molecule therapeutics. With over 35 years’ experience and a growing team of over 2,000 experts servicing global clients from sites in North America and Europe, Cambrex is a trusted partner in branded and generic markets for API and dosage form development and manufacturing.

Cambrex offers a range of specialist drug substance technologies and capabilities including biocatalysis, continuous flow, controlled substances, solid state science, material characterization and highly potent APIs. In addition, Cambrex can support conventional dosage forms including oral solids, semi-solids and liquids and has the expertise to manufacture specialist dosage forms such as modified-release, fixed dose combination, pediatric, bi-layer tablets, stick packs, topicals, controlled substances, sterile and non-sterile ointments.

For more information, please visit www.cambrex.com

Contact:	Stephanie LaFiura
Investor Relations Associate
Tel: +1 201.804.3037
Email: stephanie.lafiura@cambrex.com

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